\ AMENDMENT TO CREDIT AGREEMENT

AMENDMENT TO CREDIT AGREEMENT

                 THIS AMENDMENT, dated this 24th day of September, 2004, between DENDRITE INTERNATIONAL, INC., a New Jersey corporation (the “Borrower”), the Lenders hereinafter referred to, and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (the “Administrative Agent”).

Preliminary Statement

                 A.        Reference is made to the Credit Agreement dated as of June 16, 2003 among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (which will be called herein the “Credit Agreement”). All capitalized terms used in this Amendment and not defined shall have the respective meanings ascribed to them in the Credit Agreement. Pursuant to the Credit Agreement, the Lenders have agreed to provide a revolving credit facility to the Borrower on the terms and conditions set forth therein.

                 B.        The Borrower has requested that certain provisions of the Credit Agreement be amended. The Lenders and the Administrative Agent are prepared to agree to an amendment on the terms and conditions hereinafter expressly provided.

                 NOW, THEREFORE, for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

ARTICLE 1.        PARTICULAR AMENDMENTS.

        Section 1.1.     “Acceptable Acquisition” Definition.    The definition of the term "Acceptable Acquisition" in Section 1.01 of the Credit Agreement is hereby amended by changing clause (y) thereof to read as follows:

“(y) the total cash consideration paid or being paid for such Acquisition, when added to the cash consideration paid or being paid for all Acquisitions made or committed to after June 1, 2004, shall not aggregate in excess of $50,000,000;".

Section 1.2. Basket for Other Liens. Section 6.01 of the Credit Agreement is hereby amended by changing clause (j) thereof to read as follows:

“(j) other Liens not exceeding $10,000,000 in the aggregate at any time.”

        Section 1.3.      Basket for Other Dispositions.   Section 6.02 of the Credit Agreement is hereby amended (a) by changing the period at the end thereof to “; and”, and (b) by adding the following as new subsection (f):

“(f) other dispositions not exceeding $10,000,000 in the aggregate in any fiscal year.”

Section 1.4. Indebtedness. Section 6.05 of the Credit Agreement is hereby amended by changing clause (h) thereof to read as follows:

“(h) Indebtedness of Foreign Subsidiaries to third parties equal to an aggregate of no more than $10,000,000 outstanding at any given time.”

Section 1.5. Lease Obligations. Section 6.09 of the Credit Agreement is hereby amended by changing clause (a) thereof to read as follows:

“(a) leases by the Borrower or any Subsidiary of real estate which, in the aggregate, do not result in annual rental obligations exceeding seven and one-half percent (7.5%) of the annual consolidated gross revenues of the Borrower and its Subsidiaries for such year;".

Additionally, Section 6.09 of the Credit Agreement is hereby further amended by deleting the phrase “or” at the end of clause (c), by changing the period at the end of clause (d) to “; and”, and by adding the following as new clause (e):

“(e) other leases by the Borrower or any Subsidiary (including Capital Leases) provided that the aggregate amount of the rental obligations thereunder is not more than $10,000,000".

Section 1.6. Fixed Charge Coverage Ratio. Section 6.12 of the Credit Agreement is hereby amended by changing clause (d) thereof to read as follows:

“(d) permit its Fixed Charge Coverage Ratio as determined at the end of any fiscal quarter to be less than 1.75 to 1.0; provided, however, that there shall be excluded from capital expenditures in computing the Fixed Charge Coverage Ratio any capital expenditures made in the fiscal year ending December 31, 2004, up to $8,000,000 in the aggregate, for leasehold improvements, equipment and furniture relating to the Borrower’s new corporate headquarters facility in Bedminster, New Jersey.”

        Section 1.7. Release of Synavant LLC as Guarantor. The Lenders and the Administrative Agent hereby release Synavant LLC from its liability under its Subsidiary Guaranty. To induce the Lenders and the Administrative Agent to agree to such release, the Borrower hereby represents and warrants that (a) Synavant LLC is wholly owned by Dendrite International Marketing LLC and (b) Synavant LLC is not a “Required Guarantor” pursuant to clause (a) or (b) of the definition of “Required Guarantor” contained in Section 1.01 of the Credit Agreement.

ARTICLE 2.     MATTERS GENERALLY.

        Section 2.1.      Amendment Fee.   Simultaneously with the execution and delivery of this Agreement, the Borrower shall pay to the Administrative Agent for the account of the Lenders an amendment fee in the aggregate amount of $6,000, one half of which shall be promptly remitted by the Administrative Agent to The Bank of New York and the other half to JPMorgan Chase Bank.

        Section 2.2.      Representations and Warranties.   The Borrower hereby represents and warrants that:

                      (a)        All the representations and warranties set forth in the Credit Agreement are true and complete on and as of the date hereof, with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and complete as of such earlier date);

                      (b)        No Default and no Event of Default exists;

                      (c)        The Borrower has no offset, recoupment or defense with respect to any of its obligations under the Credit Agreement or any other Loan Document, and no claim or counterclaim against any Lender or the Administrative Agent whatsoever (any such offset, recoupment, defense, claim or counterclaim as may now exist being hereby irrevocably waived by the Borrower); and

                      (d)        This Amendment has been duly authorized by all necessary action on the part of the Borrower, and has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

        Section 2.3.      Continuing Effect.   Except as otherwise expressly provided in this Amendment, all the terms and conditions of the Credit Agreement shall continue in full force and effect. Also, each other Loan Document shall continue in full force and effect.

        Section 2.4.      Entire Agreement.   This Amendment constitutes the entire agreement and understanding of the parties hereto with respect to an amendment of the Credit Agreement, and it supersedes and replaces all prior and contemporaneous agreements, discussions and understandings (whether written or oral) with respect to such amendment.

        Section 2.5.      Expenses.   The Borrower shall pay all reasonable expenses incurred by the Administrative Agent in connection with the transaction contemplated by this Amendment, including the reasonable fees and disbursements of counsel for the Administrative Agent.

        Section 2.6.      Counterparts.   This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and same agreement.

        Section 2.7.      Guarantor Consent.   Each of Dendrite International Services Company and Dendrite Interactive Marketing LLC (the successor to Synevant Inc.), each of which is party to a Subsidiary Guaranty, shall execute this Amendment in the space provided below to confirm (a) the consent of such Subsidiary Guarantor to the terms of this Amendment, and (b) that the Subsidiary Guaranty of such Subsidiary Guarantor remains in full force and effect, and (c) that such Subsidiary Guarantor has no offset, recoupment or defense with respect to any of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantor’s Subsidiary Guaranty and no claim or counterclaim against any Lender or the Administrative Agent whatsoever (any such offset, recoupment, defense, claim or counterclaim as may now exist being hereby irrevocably waived by such Subsidiary Guarantor).

        Section 2.8.      Effectiveness.   This Amendment shall not become effective unless and until it shall have been executed and delivered by all the parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

DENDRITE INTERNATIONAL, INC. By: KATHLEEN DONOVAN —————————————————————— Name (Print): Kathleen Donovan Title: Senior Vice President and Chief Financial Officer

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JPMORGAN CHASE BANK By: PHILIP A. MOUSIN —————————————— Philip A. Mousin Vice President

BANK OF NEW YORK By: DAVID T. FAIRBAIN —————————————— David T. Fairbairn Vice President

SUBSIDIARY GUARANTORS: (As to Section 2.7 above) DENDRITE INTERNATIONAL SERVICES COMPANY By: BRENT COSGROVE —————————————————— Name (Print): Brent Cosgrove Title: Vice President and Treasurer

SUBSIDIARY GUARANTORS: DENDRITE INTERACTIVE MARKETING LLC By: PAUL ZAFFARONI —————————————————— Name (Print): Paul Zaffaroni Title: President